Exhibit 5.1

12235 El Camino Real, Suite 200 San Diego, CA 92130-3002 PHONE 858.350.2300 FAX 858.350.2399 www.wsgr.com

June 2, 2017

Bridgepoint Education, Inc.
8620 Spectrum Center Blvd.
San Diego, CA 92123
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Bridgepoint Education, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (as amended and supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”) covering the offering for sale of an aggregate of up to 2,600,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), which will be sold by the selling stockholder named therein (the “Selling Stockholder”). All of the Shares are currently outstanding.
In connection with this opinion, we have reviewed and relied upon the Registration Statement and related Prospectus, the Company’s charter documents, as amended and restated to date, resolutions adopted by the Board of Directors of the Company and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
Based on the foregoing review, and in reliance thereon, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.
We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof, for incorporation by reference into the Registration Statement.
Respectfully submitted,
/s/ Wilson Sonsini Goodrich & Rosati P.C.
WILSON SONSINI GOODRICH & ROSATI P.C.

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